EXHIBIT 23

                                                                KPMG LLP                                                                 Telephone   (416) 777-8500
Chartered Accountants                                               Fax             (416) 777-8818
Bay Adelaide Centre                                                      Internet www.kpmg.ca
333 Bay Street Suite 4600
Toronto ON  M5H 2S5
Canada

INDEPENDENT AUDITORS’ CONSENT

To the Board of Directors of Canadian Derivatives Clearing Corporation

We consent to the use of our report dated February 9, 2011, with respect to the balance sheets of Canadian Derivatives Clearing Corporation as of December 31, 2010 and 2009 and the statements of income, changes in shareholder’s equity and cash flows for each of the years in the three-year period ended December 31, 2010, which is contained in this Post-Effective Amendment No. 33 to the Registration Statement on Form S-20 (File No. 002-69458) of Canadian Derivatives Clearing Corporation and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Canada

March 30, 2011

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative
("KPMG International"), a Swiss entity.
KPMG Canada provides services to KPMG LLP.